Exhibit 10.1

STIFEL FINANCIAL CORP.

SUBSCRIPTION AGREEMENT

1.	Name of Subscriber:	___________________________________
2 Number of Shares Subscribed For:
3.	Total Purchase Price
	Number of Shares × $25.00 =	$__________________________________

NOTE:     The due date for returning subscription agreements is by 5:00 p.m. Eastern time on Thursday January 6, 2006, subject to the right of Stifel to extend such date in its sole discretion. This document should be returned to the attention of Hugh Warns, 100 Light Street, Baltimore MD. You are not required to tender payment for the Shares subscribed for at that time. The due date for payment for the Shares will be Thursday, January 19, 2006, or at a later date if Stifel extends such date. In such case Stifel will notify you of the revised date for tendering funds. Such funds shall be transmitted to Stifel by check, wire transfer (or other method permitted by Stifel).

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THEY MAY NOT BE RESOLD UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE.

_______________________________

Stifel Financial Corp.

501 N. Broadway

St. Louis, Missouri 63102

Ladies and Gentlemen:

The undersigned (the “Subscriber”), by signing this Subscription Agreement and completing the Subscription Qualification Page attached hereto as Schedule 1 (together, the “Agreement”), hereby tenders this subscription and applies for the purchase of the number of shares of common stock, par value $0.15 per share (“Shares”) set forth above, in Stifel Financial Corp. (“Stifel”), at a purchase price of $25.00 per share. The Subscriber understands that the acceptance of any subscription and the offering is made in connection with the completion on December 1, 2005 of the acquisition by Stifel of the capital markets business of Legg Mason, Inc. (“Legg Mason”) from Citigroup Inc. (the “Legg Mason Transaction”). The Subscriber understands that the funds submitted herewith will be held by Stifel and will be returned promptly, without deduction and without interest to the undersigned in the event this subscription is rejected or if the sale of the Shares is not consummated for any reason (in which event this subscription shall be deemed to be rejected). The Subscriber hereby acknowledges receipt of a copy of the Confidential Placement Memorandum dated October 10, 2005 (as supplemented and/or amended from time to time, together with all enclosures thereto, the “Confidential Placement Memorandum”). The Confidential Placement Memorandum is hereby incorporated by reference into this Agreement.

NOW, THEREFORE, Stifel and the Subscriber do hereby agree as follows:

(1)           Acceptance of Subscription. Subject to the terms and conditions of this Agreement, the Subscriber does hereby subscribe for the number of Shares set forth above. The Subscriber acknowledges and agrees that the offering (and the acceptance of any subscription) is made in connection with the completion of the Legg Mason Transaction on December 1, 2005. The Subscriber agrees that subscriptions need not be accepted in the order they are received. The Subscriber acknowledges that Stifel reserves the right to withdraw, cancel or modify this offering at any time. No selling commission will be paid to any party in connection with any subscription made pursuant to this Agreement. This Agreement must be tendered to Stifel no later than 5:00 p.m. Thursday, January 6, 2006, provided that Stifel may extend such date in its sole discretion. The payment due date for the Shares will be Thursday, January 19, 2006, or at a later date in the event Stifel determines to extend such date in its sole discretion.

(2)          Representations and Warranties. The Subscriber hereby expressly represents and warrants to Stifel that:

(a)           The residence of the Subscriber set forth below is the true and correct residence of the Subscriber and the Subscriber has no present intention of becoming a resident or domiciliary of any other state, country or jurisdiction.

(b)           The Subscriber is an individual citizen or resident alien of the United States and is at least 21 years of age, or is such an individual who is treated as the owner of a “grantor trust” as defined in the United States Internal Revenue Code of 1986 (as amended, the “Code”) or who is the beneficiary of a “qualified subchapter S trust” as defined in the Code.

(c)           The Shares for which the Subscriber hereby subscribes will be acquired by the Subscriber for investment only, in the Subscriber’s own account, and not with a view to, or for sale in connection with, any distribution of the interests in violation of the Securities Act of 1933 (as amended, the “Securities Act”) or any rule or regulation under the Securities Act. The Shares are not being purchased for subdivision or fractionalization thereof; and the Subscriber has no contract, undertaking, agreement or arrangement with any person or entity to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such person or entity any Shares for which the Subscriber hereby subscribes, and the Subscriber has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

(d)           The Subscriber understands that the Shares have not been registered under the Securities Act, and that the Subscriber’s transfer rights are restricted by the Securities Act, applicable state securities laws and the absence of a market for the Shares. The Subscriber understands that the

Shares are not and will not be registered under the Securities Act in reliance on the exemption from registration for limited offers and sales contained in Section 4(2) and Rule 506 of the Securities Act. Moreover, the restrictions on transferability will likely limit the price for which the Subscriber would be able to sell any Shares. The Board of Directors of Stifel (the “Board”) has no current intention to redeem or repurchase Shares. The Subscriber may not sell or transfer the Shares in the absence of an effective registration statement under the Securities Act or without an opinion of counsel satisfactory to Stifel that such sale or transfer does not require registration under the Securities Act and will not be in violation of the Securities Act or applicable state securities and other laws. The Subscriber acknowledges that Stifel is not under any obligation to, and does not intend to, register the Shares for resale.

(e)           The Subscriber has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares subscribed for hereby and to make an informed investment decision with respect to such purchase.

(f)            The Subscriber’s commitment to investments, including the Shares, which are not readily marketable, is not disproportionate to such investor’s net worth.

(g)           The Subscriber has adequate means of providing for current needs and personal contingencies, has no need for liquidity with respect to Subscriber’s investment in the Shares, and can bear the risk of losing the entire investment.

(h)           The Subscriber’s investment in Stifel will not adversely affect his, her or its overall need for diversification and liquidity.

(i)            The Subscriber hereby agrees that he, she or it satisfies any special requirements of such Subscriber’s state of residence and/or the state in which the Shares are being offered.

(j)            Prior to executing this Agreement, the Subscriber has received and read the Confidential Placement Memorandum. The Subscriber understands that there are substantial risks involved in an investment in Stifel, including those identified in the “Risk Factors” section of the Confidential Placement Memorandum.

(k)           The Subscriber has not relied upon representations or other information (whether written or oral) other than as set forth in the Confidential Placement Memorandum and the other documents related thereto, and only as provided to the Subscriber by Stifel.

(l)            The Subscriber hereby has the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain additional information which Stifel possesses or can acquire without unreasonable effort or expense.

(m)          The information contained in the Subscription Qualification Page attached hereto as Schedule 1 is true and complete.

(n)           The Subscriber has the legal capacity to execute, deliver and perform the Subscriber’s obligations pursuant to this Agreement and the other documents related thereto.

(o)           All legal and tax advice, registrations, declarations or filings with, or consents, waivers, exemptions, licenses, approvals or authorizations of, any legislative body, governmental department or other governmental authority, necessary or appropriate in connection with the Subscriber’s investment in the fund have been obtained or complied with.

(p)           The Subscriber is an “accredited investor” (as defined in the Subscription Qualification Page on Schedule 1).

(q)           Neither Stifel nor any person on behalf of Stifel offered to sell to the Subscriber any of the Shares by means of any form of media advertising, public solicitation or seminars.

(3)          The Subscriber understands that Stifel will inform the Subscriber whether this subscription for Shares has been accepted and the date on which any Shares will be issued. The Subscriber understands that this offering will terminate not later than March 31, 2006.

(4)           The Subscriber understands that Stifel may require other documentation in addition to this Subscription Agreement, and Stifel reserves the right to request such documentation prior to deciding whether or not to accept this subscription.

(5)           (a)          The Subscriber understands and agrees that Stifel is in no way representing that the purchase of Shares is a suitable investment for the Subscriber. Subscriber is therefore encouraged to consult a financial advisor in order to determine whether an investment in the Shares is an appropriate investment for the Subscriber. Subscriber acknowledges that Bryan Cave LLP represents Stifel and not the Subscriber, and that Bryan Cave LLP has not advised the Subscriber with respect to its investment in Stifel.

(b)         The Subscriber further understands and acknowledges that, as a condition to the issuance of shares of Stifel common stock hereunder, Stifel will have the right to deduct from payments of any kind otherwise due to a LM Capital Markets employee any federal, state, or local taxes of any kind required by law to be withheld upon the issuance of the shares of Stifel common stock under this Subscription Agreement as described in the Confidential Placement Memorandum. Subscriber may designate below in Section 14 the manner in which such withholding obligation may be satisfied.

(6)           Indemnification. The Subscriber understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that Stifel is relying on the truth and accuracy of Subscriber’s representations, warranties and agreements contained herein in order to determine the application of such exemptions. The Subscriber understands that a misrepresentation or breach of any warranty or agreement made by the Subscriber could subject Stifel to significant damages and expenses. The Subscriber hereby agrees to indemnify, defend, and hold harmless Stifel and its respective affiliates from and against any loss, liability, damage, cost or expenses (including any taxes and penalties and any legal fees and expenses incurred in the investigation, prosecution, defense or settlement of any demands, claims, or lawsuits) which may result, directly or indirectly, from the Subscriber’s misrepresentation or breach of any warranty or agreement set forth in this Agreement or any other document delivered by the Subscriber in connection with this Agreement.

(7)           Binding Effect. This Agreement and the rights, powers, and duties set forth herein shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto. If the Subscriber is more than one person, the obligations of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its respective heirs, executors, administrators, successors, legal representatives and assigns.

(8)           Subscription Irrevocable. Except as otherwise provided in this Agreement, Subscriber understands and agrees that its subscription for the Shares is irrevocable, but is contingent upon, among other things, its acceptance by Stifel.

(9)           Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and neither this Agreement nor any provisions hereof shall be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. This Agreement supersedes any and all previous proposals, documents, term sheets and information previously provided to any prospective investor. No investor should rely upon any information not expressly provided in this Agreement in determining whether to purchase any Shares.

(10)         Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of Missouri, without giving effect to the principles of conflicts of laws thereof.

(11)         Severability; Counterparts. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. This Agreement may be executed simultaneously in two or more counterparts (including facsimiles), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(12)         Survival of Representations. The representations, warranties, agreements and indemnification obligations of the Subscriber contained in this Agreement shall survive the execution hereof and the purchase of the Shares.

(13)         No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(14) The name and address of the Subscriber, for entry in the ledger of Stifel, are as follows:

Exact Name in which Shares

are to be registered:	______________________________________________________
Address of registered owner:	______________________________________________________
______________________________________________________
______________________________________________________
______________________________________________________
Phone number:	( )	Fax number:	( )

Email address: ____________________________

Social Security or Federal Entity Identification Number: _________________________________

Withholding election: I would like to have the withholding obligation described above in Section 5(b) satisfied by (check one):

______	(1) causing Stifel to withhold shares of common stock of Stifel otherwise issuable to the Subscriber;
______	(2) delivering to Stifel shares of common stock of Stifel already owned by the Subscriber and held by the Subscriber for at least six months; or
______	(3) paying an equivalent amount of cash equal to such withholding obligation to Stifel.

If no election is received by the Subscriber, the withholding shall be effected in the manner described in (1) above.

The information contained in this Section 14 may be changed upon two weeks written or fax notice to Stifel at the address set forth below:

Stifel Financial Corp.

501 N. Broadway

St. Louis, Missouri 63102

Fax No.: (314) 342-2097

Attn: Neal Burkemper and James Laschober

(15)         Legend. The Subscriber agrees that a legend reading substantially as follows may be placed on each certificate evidencing the Shares issued to the Subscriber pursuant to this Subscription Agreement and that Stifel may take all steps it may deem necessary or desirable to see that the restrictions contained herein are complied with:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act, and such shares cannot be sold or transferred except (1) pursuant to the registration provisions of such acts or an exemption therefrom and (2) if required by the corporation, the corporation receives an opinion of counsel satisfactory to the corporation in the case of a exempt transfer, that such an exemption is available.”

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement on the date set forth below.

______________________________________
Name of Individual (Please type or print)
______________________________
(Signature of Individual Subscriber)

Accepted by:

STIFEL FINANCIAL CORP.

By:

Name:

Title:

SCHEDULE 1

SUBSCRIPTION QUALIFICATION PAGE

THE QUESTIONS THAT FOLLOW ARE DESIGNED TO ASSIST STIFEL IN DETERMINING WHETHER THE SUBSCRIBER IS AN ACCREDITED INVESTOR. INITIAL ALL APPROPRIATE SPACES ON THE FOLLOWING PAGES, INDICATING THE BASIS UPON WHICH THE SUBSCRIBER MAY QUALIFY TO PURCHASE SHARES. FAILING TO INITIAL ALL SPACES APPLICABLE TO THE SUBSCRIBER MAY RESULT IN STIFEL NOT HAVING ENOUGH INFORMATION TO DETERMINE IF THE SUBSCRIBER IS AN ACCREDITED INVESTOR.

The Subscriber represents that:

[ ] a.

The Subscriber had an individual income* (exclusive of any income attributable to the Subscriber’s spouse) in excess of $200,000 in each of the last two calendar years and it reasonably expects to have an individual income in excess of $200,000 during the current calendar year, or

[ ] b.

The Subscriber, together with the Subscriber’s spouse, had a combined income in excess of $300,000 in each of the last two calendar years and it reasonably expects to have a combined income in excess of $300,000 during the current calendar year, or

[ ] c.	The Subscriber has an individual net worth**, or together with the Subscriber’s spouse a combined net worth, in excess of $1,000,000.

___________

*

For purposes of this Subscription Agreement, individual income means gross income, as reported for income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest income received under Section 103 of the Code, (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040 and (3) any deduction claimed for depletion under Section 611 et seq. of the Code.

**

“Net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities. For purposes of determining “net worth,” the principal residence owned by an individual must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances, upon the property.